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                   [Letterhead of Weil, Gotshal & Manges LLP]


                                             February 12, 1997

ISP Holdings Inc.
818 Washington Street
Wilmington, Delaware  19801

Gentlemen:

                  We have acted as counsel to ISP Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, File No. 333-17827 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $325,000,000 principal amount of the Company's Series B 9% Senior Notes due 2003 (the "9% Notes") and $199,871,000 principal amount of the Company's Series B 9 3/4% Senior Notes due 2002 (the "9 3/4% Notes," and together with the 9% Notes, the "Notes").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of October 18, 1996, between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the 9% Notes will be issued (the "9% Note Indenture"), the Indenture dated as of October 18, 1996, between the Company and the Trustee, pursuant to which the 9 3/4% Notes will be issued (the "9 3/4% Note Indenture," and together with the 9% Note Indenture, the "Indentures"), the forms of the Notes included as Exhibit 4.3 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


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ISP Holdings Inc.
February 12, 1997
Page 2

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Notes are duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indentures and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby


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ISP Holdings Inc.
February 12, 1997
Page 3



consent to the use of this letter as an exhibit to the Registration Statement. We further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/Weil, Gotshal & Manges, LLP